UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 15, 2006

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On May 15, 2006, Hein and Associates, LLP (“Hein”) resigned as Toreador Resources Corporation’s (the “Company”) independent registered public accounting firm. Prior to resigning, Hein completed its procedures regarding the Company’s unaudited quarterly financial statements and the Form 10-Q for the period ending March 31, 2006.

Hein’s reports on the Company’s consolidated financial statements as of December 31, 2005 and 2004, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2005 and 2004, and through May 15, 2006, there were no disagreements with Hein on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Hein’s satisfaction, would have caused Hein to make reference thereto in its reports on the financial statements for such years and for the three months ended March 31, 2006.

During the fiscal years ended December 31, 2005 and 2004, and through May 15, 2006, there have been no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except for the following material weaknesses:

For the year ended December 31, 2004 and for the three months ended March 31, 2005, Hein advised the Audit Committee of the Company that internal control deficiencies relating to (i) the limited review of sensitive calculations prepared by the Company’s controller, (ii) the failure to establish review procedures to detect errors in the calculation of foreign depletion, (iii) the lack of adequate review and challenge of investee’s revenue recognition as reflected in investee’s unconsolidated financial statements and (iv) the failure of the Company’s Compensation Committee to prepare timely written minutes from meetings occurring in 2004 constituted material weaknesses as defined in Statement of Auditing Standards No. 60. Certain of these internal control weaknesses may also constitute material weaknesses in our disclosure controls. Due to these material weaknesses, the Company, in preparing its financial statements for the year ended December 31, 2004, performed additional disclosure procedures relating to these items to ensure that such financial statements were stated fairly in all material respects in accordance with U.S. generally accepted accounting principles.

For the three and nine months ended September 30, 2005, Hein reported to the Audit Committee of the Company that internal control deficiencies relating to the lack of adequate review and challenge of an investee’s revenue recognition as reflected in its financial statements constituted a material weakness.

For the year ended December 31, 2005, Hein advised the Audit Committee of the Company of three material weaknesses, which are as follows: (i) the review of sensitive calculations and spreadsheets was insufficient to detect errors in such calculations and spreadsheets; (ii) during the audit of the statutory accounts of the Company’s French affiliate, several audit adjustments were recorded to the statutory accounts, which affected the tax basis of the Company’s French oil and gas properties and (iii) information technology system lacked adequate security and access controls resulting in inadequate segregation of duties and thus needed improvement in its global application which constituted a material weakness.

For the three months ended March 31, 2006, Hein advised the Audit Committee of the Company that the information technology system lacked adequate security and access controls resulting in inadequate segregation of duties and thus needed improvement in its global application.

None of the events disclosed above led to a disagreement or difference of opinion between Hein and the Company.

Hein has been authorized to fully respond to any inquiries of the Company’s future independent registered public accounting firm concerning such material weaknesses.

The Company has provided a copy of this Current Report on Form 8-K to Hein and asked Hein to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements as promptly as possible so that the Company can file the letter with the Securities and Exchange Commission within ten business days of the date of this Current Report on Form 8-K. The Company will file the letter on an amendment to this Current Report on Form 8-K within two business days of receipt of it from Hein.

The Company’s Audit Committee is currently interviewing potential replacement independent registered public accounting firms.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date: May 19, 2006

By:            /s/ G. Thomas Graves III

G. Thomas Graves III, President and CEO